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                                                                    Exhibit 10.8

PROMISSORY NOTE


Cdn. $50,000                                                     August 10, 1999
                                               Burnaby, British Columbia, Canada

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, Clean Energy Combustion Systems, Inc. and Clean Energy Technologies (Canada) Inc. (collectively, the "Maker"), hereby jointly and severally promise to pay to
R. Dirk Stinson, or order (the "Holder"), at such address as the Holder may from time-to-time designate by written notice to the Maker, the principal sum hereinbelow described (the "Principal Amount"), together with interest thereon, in the manner and at the times herebelow provided and subject to the terms and conditions herebelow described.

1.   PRINCIPAL AMOUNT

     The Principal Amount means the sum of fifty thousand Canadian dollars (Cdn. $50,000), which has been advanced by the Holder to the Maker contemporaneously with or prior to the date of this Note, plus any such additional amounts as the Holder may in the future advance from time-to-time to the Maker.

2.   INTEREST

     Interest on the Principal Amount from time-to-time remaining unpaid shall accrue from the date of any advances to the Maker under this Note at the rate of Royal Bank Prime Rate plus 2% per annum. Interest shall be computed on the basis of a three hundred sixty (360) day year and a thirty (30) day month.

3.   PAYMENT ON PRINCIPAL AND INTEREST

     Subject to paragraphs 3 and 5, the Principal Amount and all interest and other indebtedness under this Note shall be due and payable at such time as the Maker raises the sum of seven hundred fifty thousand Canadian dollars (Cdn. $750,000) through equity, debt or joint-venture financing or product revenues, or any combination thereof, but in any event by August 10, 2000.

     Payments of any amount required hereunder shall be made solely in lawful money of Canada, and shall be credited first against other indebtedness under this Note, if any, next against accrued but unpaid interest, if any, and with the balance of such payment applied against the unpaid balance of the Principal Amount.

     The Maker reserves the right to prepay any portion of the Principal Amount in whole or in part (in either case with any accrued and unpaid interest through the date of prepayment plus any other amounts due under this Note) without prepayment penalty or premium or discount.

     Whenever any payment required under the terms of this Note shall be stated to be due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest.

4.   ACCELERATION UPON DEFAULT

     At the option of the Holder, all or any part of the indebtedness of the Maker hereunder shall immediately become due and payable, irrespective of any agreed maturity, upon the happening of any of the following events of default:

     (a)  If the Maker shall make an assignment for the benefit of creditors;

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     (b)  If a custodian, trustee, receiver, or agent is appointed or takes possession of substantially all of the property of the Maker;

     (c)  If the Maker becomes insolvent;

     (d) If the Maker shall file a petition of bankruptcy, or apply to any tribunal for appointment of a custodian, trustee, receiver, or agent of the Maker, or commence any proceeding related to the Maker under any bankruptcy or reorganization statute, or under any arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect;

     (e) If any petition is filed against the Maker under any bankruptcy or reorganization statute and either (1) the relief is ordered by the applicable jurisdiction against the Maker under the applicable bankruptcy or reorganization statute, or (2) such petition is not dismissed by the applicable jurisdiction within thirty (30) days of the date of filing; or

     (f) If any attachment, execution, or other writ is levied on substantially all of the assets of the Maker and remains in effect for more than fifteen (15) days.

5.   CONVERSION OF NOTE INTO COMMON STOCK

     The Holder shall reserve the right at any time, in his sole discretion, to convert any portion of the Principal Amount and all interest and other indebtedness under this Note remaining unpaid into Clean Energy Combustion Systems, Inc. common stock at the conversion rate of two United States dollars (U.S. $2.00) per one (1) share of common stock. The Maker shall afford the Holder five (5) business days' prior written notice relative to the Maker's intent to pay or prepay the Principal Amount or any portion thereof in order to allow the Holder to make the aforesaid election.

6.   PURCHASE OF PBC TECNOLOGY

     The Maker agrees that it shall not have the right to exercise its right to purchase the PBC Technology from 818879 Alberta Limited pursuant to the terms of that certain PBC Technology License dated March 5, 1999 unless and until all indebtedness under this Note shall be paid or converted into common stock pursuant to the terms of this Note.

7.   COLLECTION COSTS AND ATTORNEYS' FEES

     The Maker agrees to pay the Holder all costs and expenses, including reasonable attorneys' fees, actually paid or incurred by the Holder in connection with the collection or enforcement of this Note. In the event any party institutes or should the parties otherwise become a party to any action or proceeding in connection with the enforcement or interpretation or collection of this Note, or for damages by reason of any alleged breach of this Note or any provision hereof and/or any alleged breach, of any instrument securing payment of this Note or any provision thereof, or for a declaration of rights in connection with this Note and/or any instrument securing payment of this Note, or for any other relief, including equitable relief, in connection with this Note, the prevailing party in any such action or proceeding shall be entitled to receive from the non-prevailing party all costs and expenses including, without limitation, reasonable attorneys' and other fees actually incurred by the prevailing party in connection with such action or proceeding, and shall also be entitled to collect as damages those costs and expenses hereinabove described in the first sentenced of this section.

8.   NOTICE

     Any notice to the Maker provided for in this Note shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing

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     such notice by first class or certified mail, return receipt requested, addressed to the Maker at his or her address presently on the books of the Maker, or to such other address as the Maker may designate by written notice to the Holder. Any notice to the Holder shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing such notice by first class or certified mail, return receipt requested, addressed to the Holder at its present executive offices, or to such other address as may have been designated by written notice to the Maker. Mailed notices shall be deemed delivered and received three (3) days after deposit in accordance with this provision in the Canadian or, if applicable, United States mail.

9.   USURY COMPLIANCE

     All agreements between the Maker and the Holder are expressly limited, so that in no event or contingency whatsoever, whether by reason of the consideration given with respect to this Note, the acceleration of maturity of the unpaid Principal Amount and interest thereon, or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance, or detention of the indebtedness which is the subject of this Note exceed the highest lawful rate permissible under the applicable usury laws. If, under any circumstances whatsoever, fulfillment of any provision of this Note after timely performance of such provision is due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction deems applicable, then ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity, and if, under any circumstances whatsoever, the Holder shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to the reduction of the unpaid Principal Amount and/or late charges under this Note and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of the Principal Amount and/or late charges under this Note, such excess shall be refunded to the Maker. This provision shall control every other provision of all agreements between the Maker and the Holder.

10.  GENERAL

     (A) No Waiver of Holder's Rights. No delay or failure or act of commission or omission on the part of the Holder in exercising any rights under this including, without limitation, the Holder's right to accelerate, nor reinstatement of this Note by the Holder after such exercise, shall operate as a waiver of the Maker's right to exercise such right or of any other right under this Note or as a release of Maker, for the same default or any other default, except to the extent such waiver is in writing and signed by the Holder and then only to the extent specifically set forth in writing.

     (b) Successors and Assigns. This Note and all of the covenants, promises and agreements contained in it shall be binding on and inure to the benefit of the respective legal and personal representatives, devises, heirs, successors, and assigns of the Maker and the Holder.

     (c) Integration. This writing is intended by the parties to be an integrated and final expression of this Note and also is intended to be a complete and exclusive statement of the terms of that agreement. No course of prior dealing between the parties, no usage of trade, and no parole or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Note except as specifically provided herein.

     (d) Invalidity. If any provision of this Note, or the application of it to any party or circumstance, is held to be invalid, the remainder of this Note, and the application of such provision to other parties or circumstances, shall not be affected thereby, the provisions of this Note being severable in any such instance.

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     (e)  Interpretation. This Note shall be governed by, interpreted under and construed and enforced in accordance with the laws of the Province of British Columbia, Canada applicable to contracts entered into in the Province of British Columbia, Canada, by residents of the Province of British Columbia, Canada, and intended to be performed entirely within the Province of British Columbia, Canada.

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has duly executed this Note the day and year first above written.

MAKER:

Clean Energy Combustion Systems, Inc.        Clean Energy Technologies (Canada)
                                             Inc.



By:     /s/ J.P. Thuot                       By:     /s/ B.A. Sheahan
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